ARTICLES SUPPLEMENTARY
CALVERT SOCIAL INDEX SERIES, INC.

Calvert Social Index Series, Inc., a Maryland corporation (the "Company"), having its principal office located at 4550 Montgomery Avenue, Suite 1000N, Bethesda, MD 20814, hereby certifies the following:

FIRST:     The Company is registered as an open‑end company under the Investment Company Act of 1940.

SECOND: Pursuant to authority expressly vested in the Board of Directors of the Company by Section 2-605(a)(1) of the Maryland General Corporation Law, the Board of Directors of the Company has renamed the Company and the duly established series thereof as follows:

New Company Name	Prior Company Name
Calvert Responsible Index Series, Inc.	Calvert Social Index Series, Inc.

New Series Name	Prior Series Name
Calvert U.S. Large Cap Core Responsible Index Fund	Calvert Social Index Fund

The name changes shall be effective on June 19, 2015.

THIRD: Pursuant to authority expressly vested in the Board of Directors, the Board of Directors of the Company has (1) established two new series of shares, Calvert U.S. Large Cap Growth Responsible Index Fund and Calvert U.S. Large Cap Value Responsible Index Fund; and (2) has reallocated shares of capital stock that the Company has authority to issue in accordance with Section 2-105(c) of the Maryland General Corporation Law (the "Reallocation").

FOURTH:     Immediately prior to the Reallocation, the total number of shares of stock of all series that the Company was authorized to issue was Two Billion (2,000,000,000) shares of stock. Following the Reallocation, the total number of shares of stock of all series that the Company is authorized to issue is Two Billion (2,000,000,000) shares of stock.

FIFTH: The par value of each share before the Reallocation was, and after the Reallocation is, One Cent ($0.01).

SIXTH: Immediately prior to the Reallocation, the aggregate par value of all the shares of all the series that the Company was authorized to issue was $20,000,000. After giving effect to the Reallocation, the aggregate par value of all the shares of all the series that the Company was authorized to issue is $20,000,000.

SEVENTH: Immediately prior to the Reallocation, each series was allocated the following number of authorized shares of stock:

	No. of Shares	Aggregate Par Value
Calvert Social Index Fund	250,000,000	$2,500,000
Unallocated Shares	1,750,000,000	$17,500,000
Total Shares Authorized	2,000,000,000	$20,000,000
The par value of each share of stock in each series is One Cent ($0.01).

EIGHTH: After the Reallocation, each of the series has been allocated shares as follows:

	No. of Shares	Aggregate Par Value
Calvert U.S. Large Cap Core Responsible Index Fund	250,000,000	$2,500,000
Calvert U.S. Large Cap Growth Responsible Index Fund	250,000,000	$2,500,000
Calvert U.S. Large Cap Value Responsible Index Fund	250,000,000	$2,500,000
Unallocated Shares	1,250,000,000	$12,500,000
Total Shares Authorized	2,000,000,000	$20,000,000

    NINTH: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Company.

    TENTH: The Series and Classes of shares of the Company, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption, are not changed by these Articles Supplementary, except as described herein.

ELEVENTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

IN WITNESS WHEREOF, Calvert Social Index Series, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President on this 16th day of June 2015. Under penalties of perjury, the matters and facts set forth herein are true in all material respects to the best of my knowledge, information and belief.

CALVERT SOCIAL INDEX SERIES, INC.

Acknowledgment:

/s/ Ivy Wafford Duke
Ivy Wafford Duke
Vice President

Attest:    /s/ Lancelot A. King
Lancelot A. King
Assistant Secretary